UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2009

SEMITOOL, INC.

(Exact name of registrant as specified in its charter)

Montana	0-25424	81-0384392
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

655 West Reserve Drive
Kalispell, Montana	59901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(406) 752-2107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement (Amendment).

On August 28, 2009, the Company entered into amendments to two aircraft leases reducing the rental amounts due under those leases.  The Company negotiated the reductions in rental to reflect current market conditions.  The owner of the aircraft and counterparty of each lease is a limited liability company controlled by Raymon F. Thompson, the Chairman and Chief Executive Officer of the Company.

The full texts of the amendments are attached hereto as Exhibits 10.21 and 10.22 and are incorporated herein by reference. The foregoing summary is qualified in its entirety to, and should be read in conjunction with, such exhibits.

Item 1.02	Termination of a Material Definitive Agreement.

On August 28, 2009, the Company entered into an agreement to terminate an aircraft lease with the owner of the aircraft, a limited liability company which is controlled by Raymon F. Thompson, the Chairman and Chief Executive Officer of the Company. The agreement to terminate the lease is based on current business conditions and the need for the aircraft. No penalties were incurred in connection with the termination.

The full texts of the amendment is attached hereto as Exhibits 10.23 and is incorporated herein by reference. The foregoing summary is qualified in its entirety to, and should be read in conjunction with, this exhibit.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

	Exhibit No.	Description

	Exhibit 10.21	Amendment No. 4 of Aircraft Lease Agreement, dated August 28, 2009, between Semitool, Inc. and Eagle I, LLC
	Exhibit 10.22	Amendment No. 2 of Aircraft Lease Agreement, dated August 28, 2009, between Semitool, Inc. and Eagle II, LLC
	Exhibit 10.23	Termination of Aircraft Lease Agreement, dated August 28, 2009, between Semitool, Inc. and Eagle II, LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMITOOL, INC.
(Registrant)

Date: August 31, 2009	By:	/s/Larry A. Viano
Larry A. Viano
Chief Financial Officer